UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2005

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	0-32613	77-0559897
(State of other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California 93940

(Address of principal executive offices) (Zip Code)

(831) 333-2000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 13, 2005, Educational Products, Inc., a wholly-owned subsidiary of the Registrant (“EPI”), entered into a First Amendment to Lease Agreement (the “Amended Lease”) with TIAA Realty, Inc., an unrelated third party (the “Landlord”), pursuant to which EPI agreed to extend its existing lease for an aggregate of 95,600 square feet of warehouse and office space located at 2155 Silber Road, Houston, Texas (the “Property”). EPI will continue to lease 95,600 square feet of space from January 1, 2006 through August 31, 2006, at which point the space will be reduced by 41,950 square feet. EPI will continue to lease the remaining 53,650 square feet of space from September 1, 2006 through December 31, 2010. The Amended Lease amends EPI’s existing lease, dated as of April 15, 1999, with the Landlord for 95,600 square feet of space at the Property, which lease was scheduled to expire on Decembers 31, 2005.

In addition to its proportionate share of the Landlord’s operating expenses, under the Amended Lease, EPI must pay the Landlord a monthly base rent of $33,460 from January 1 to August 31, 2006; $18,772 from September 1, 2006 to December 31, 2008; and $19,314 from January 1, 2009 to December 31, 2010. EPI has an option to extend the lease term for an additional period of five years commencing on January 1, 2010. A copy of the Amended Lease is attached to this current report as Exhibit 10.1 and is incorporated by reference to this report.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

10.1	First Amendment to Lease Agreement, dated as of December 13, 2005, by and between TIAA Realty, Inc. and Educational Products, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2005

EXCELLIGENCE LEARNING CORPORATION

By:	/s/ Ronald Elliott
	Name:	Ronald Elliott
	Title:	Chief Executive Officer